UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2014

dELiA*s, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51648	20-3397172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West 23rd Street

New York, New York 10010

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 590-6200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement

On February 18, 2014, dELiA*s, Inc., a Delaware corporation (the “Company”), entered into a private placement Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain of its officers, directors, existing stockholders and other accredited investors (the “Investors”), relating to the sale to such Investors of (i) 199,834 shares of the Company’s Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), for an aggregate purchase price of $19,983,400, and (ii) an aggregate of $24,116,600 in principal amount of the Company’s Secured Convertible Notes (the “Notes”), which Notes, subject to receipt of Stockholder Approval (as defined below), are mandatorily convertible into 241,166 shares of Series B Preferred Stock at a conversion price of $0.80 per share. Until the Stockholder Approval Date (as defined below), the proceeds from the sale of the Notes will be placed in an interest bearing account (the “Deposit Account”) and may not be used by the Company. The private placement is expected to close on or about February 18, 2014, subject to the satisfaction of customary closing conditions.

The Series B Preferred Stock will rank senior to the shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), and the Company’s Series A Junior Participating Preferred Stock, with respect to dividend rights and rights upon a Liquidation (as defined below). The Series B Preferred Stock will have a stated value of $100 per share (the “Stated Value”).

The holders of Series B Preferred Stock are entitled to receive, when, as and if declared by the board of directors of the Company (“Board”), out of any funds legally available therefor, dividends per share of Series B Preferred Stock in an amount equal to 6.0% per annum of the Stated Value per share, as set forth in the Certificate of Designation of Series B Convertible Preferred Stock (the “Certificate of Designation”), a form of which is attached as Exhibit 4.1. The first date on which dividends are payable is February 18, 2015, and, thereafter, dividends are payable semi-annually in arrears on February 18 and August 18 of each year (such first payment date, and each such semi-annual payment date, being a “Dividend Payment Date”). Dividends, whether or not declared, begin to accrue and be cumulative from the date the Series B Preferred Stock is issued. If the Company does not pay any dividend in full on any scheduled Dividend Payment Date, then dividends thereafter will accrue at an annual rate of 8.0% of the Stated Value from such scheduled Dividend Payment Date to the date that all accumulated dividends on the Series B Preferred Stock have been paid in cash in full. Any dividend payments made with respect to shares of Series B Preferred Stock will be made so long as such payments are permitted under the Company’s existing Credit Agreement with Salus Capital Partners, LLC (“Salus”).

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company (each, a “Liquidation”), after satisfaction of all liabilities and obligations to creditors of the Company and before any distribution or payment will be made to holders of any stock that ranks junior to the Series B Preferred Stock, each holder of Series B Preferred Stock will be entitled to receive, out of the assets of the Company or proceeds thereof (whether capital or surplus) legally available therefor, an amount per share of Series B Preferred Stock equal to the Stated Value per share, plus an amount equal to any Dividends accumulated but unpaid thereon (whether or not declared) through the date of Liquidation. Any dividend payments made with respect to shares of Series B Preferred Stock will be made so long as such payments are permitted under the Company’s existing Credit Agreement with Salus.

Holders of Series B Preferred Stock will be entitled to vote with the holders of the Common Stock on an as-converted basis. Simultaneously with the closing of the private placement, the Board (1) increased the size of the Board by three (3) directors to a total of eight (8) directors; and (2) subject to undergoing background checks, the results of which shall be reasonably acceptable to Valinor Management LLC (the “Lead Investor”), Flatbush Watermill LLC (“Flatbush”) and the Company, and executing and delivering to the Company such agreements, questionnaires and other documents as the Company customarily requires from new nominees for directorships, appointed each of (A)(i) Seth Cohen and (ii) an individual designated by the Lead Investor who is not an employee of the Lead Investor or its Affiliates and is approved by the Chief Executive Officer of the Company (collectively the “Lead Investor Directors”), both of whom were nominated to the Board by the Lead Investor or its affiliate(s), and (B) an individual designated by Flatbush (the “Flatbush Director”). The Lead Investor will continue to have the right to nominate two (2) members of the Board for so long as it is permitted to do so under NASDAQ Rule 5640. Once the Lead Investor’s beneficial ownership (determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) decreases to an amount that would only allow the Lead Investor to nominate one director under NASDAQ Rule 5640, it will only have the right to nominate one director and the Lead Investor Director who is not Seth Cohen will resign contemporaneously therewith. Flatbush will continue to have the right to nominate one member of the Board of the Company only for so long as it is permitted to do so under NASDAQ Rule 5640. Each of the Lead Investor’s and Flatbush’s right to nominate directors shall cease once the Lead Investor’s and Flatbush’s, as the case may be, beneficial ownership is less than 5% and the remaining Lead Investor Director and the Flatbush Director, as the case may be, will resign contemporaneously therewith. At each meeting of the Company’s stockholders at which the election of directors is considered, the Board and the Nominating and Corporate Governance Committee of the Board have agreed, subject to certain limitations, to nominate the persons designated by the Lead Investor and Flatbush for election to the Board. The Lead Investor agreed to vote all eligible shares of Common Stock or Series B Preferred Stock it beneficially owns for the election of the Flatbush Director at each meeting of the Company’s stockholders at which the election of the Flatbush Director is to be considered, and Flatbush agreed to vote all eligible shares of Common Stock or Series B Preferred Stock it beneficially owns for the election of each Lead Investor Director at each meeting of the Company’s stockholders at which the election of a Lead Investor Director is to be considered.

The Series B Preferred Stock will be convertible at the option of the holders at any time after the closing into shares of Common Stock at a conversion price of $0.80 per share (the “Conversion Price”) (subject to adjustment), plus an amount in cash per share of Series B Preferred Stock equal to accrued but unpaid dividends on such shares through but excluding the applicable conversion date. If, at any time beginning eighteen (18) months after the closing of the private placement, the volume weighted average closing price of the Common Stock equals or exceeds two times the Conversion Price (as adjusted) for a period of 30 trading days in any 45 consecutive trading day period (the business day immediately following such 30th trading day, the “Mandatory Conversion Date”), then at the Company’s election at any time thereafter, each share of Series B Preferred Stock shall be converted into shares of Common Stock at the

Conversion Price, plus an amount of cash per share of Series B Preferred Stock equal to accrued but unpaid dividends on such shares through but excluding the Mandatory Conversion Date (the “Mandatory Conversion”); provided that the Mandatory Conversion may only be elected by the Company if (i) there is an effective registration statement covering all of the shares of Common Stock issuable upon such Mandatory Conversion and (ii) the Common Stock is then trading on the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, or the NASDAQ Capital Market. If the Company does not pay any accrued but unpaid dividends in full on any Mandatory Conversion Date, such accrued but unpaid dividends will bear interest at a rate of 8% per annum until paid in full. Any dividend payments made with respect to shares of Series B Preferred Stock will be made so long as such payments are permitted under the Company’s existing Credit Agreement with Salus. The Conversion Price is subject to customary anti-dilution and other adjustments.

The Company has agreed to use its commercially reasonable efforts to provide each stockholder entitled to vote at a special meeting of stockholders of the Company (the “Stockholder Meeting”) a proxy statement soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of an amendment (the “Charter Amendment”) to the certificate of incorporation of the Company to increase the number of authorized and unissued shares of Common Stock by an amount not less than the maximum number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock (x) as of the closing date of the private placement upon conversion of the shares of Series B Preferred Stock and (y) thereafter upon conversion of shares of Series B Preferred Stock issuable upon conversion of the Notes (such affirmative approval being referred to herein as the “Stockholder Approval,” and the date such Stockholder Approval is obtained, the “Stockholder Approval Date”), and the Company agreed to use its commercially reasonable efforts to solicit its stockholders’ approval of the Charter Amendment and to cause the Board to recommend to the stockholders that they approve the Charter Amendment. The Company has agreed to use its commercially reasonable efforts to hold the Stockholder Meeting within 120 days of the closing of the private placement. Each Investor has agreed to vote all shares of Common Stock it beneficially owns on the record date applicable to the Stockholder Meeting that are eligible to vote in favor of the Charter Amendment. The Company’s obligations under the Notes will be secured by a first priority security interest in the Deposit Account, all funds therein, and all cash and non-cash proceeds of the Deposit Account.

The Notes contain certain events of default, including, without limitation, non-payment, bankruptcy and insolvency, breaches of representations and warranties, and breaches of certain covenants of the Company. If an event of default occurs, the Notes may become due and payable in cash.

Until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their terms, the Company has agreed, among other things, (i) to maintain its existence, and (ii) not to (1) create, incur, assume, suffer to exist or otherwise become or remain liable with respect to, any indebtedness, other than pursuant to the Company’s existing Credit Agreement with Salus; or (2) grant any Lien (as defined in the Securities Purchase Agreement) on the assets of the Company or its subsidiaries, other than the Salus Liens (as defined in the Securities Purchase Agreement) or any other Liens that are permitted under the Company’s existing Credit Agreement with Salus.

The Company has also agreed to prepare and file with the Securities and Exchange Commission (the “SEC”) within 45 days of the closing of the private placement a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock (the “Underlying Shares”), and the shares of Common Stock issuable upon conversion of the Series B Preferred Stock issuable upon conversion of the Notes (together with the Underlying Shares, the “Registrable Securities”), and cause such registration statement to become effective under the Securities Act of 1933, as amended (the “Securities Act”), within 120 days of the closing of the private placement if there is no review of the registration statement by the SEC or within 150 days of the closing of the private placement if there is a review of the registration statement by the SEC. If the registration statement (i) is not filed within 45 days after the closing date of the private placement, (ii) is not declared effective within 120 days (or 150 days, as applicable) of the closing date of the private placement, or (iii) ceases for any reason to be effective at any time prior to the expiration of its Effectiveness Period (as defined in the Securities Purchase Agreement) for more than 20 consecutive trading days in any 12 month period, then the Company shall pay to each Investor an amount in cash, as liquidated damages and not as a penalty, equal to 1.0% of the purchase price paid by such Investor for the Series B Preferred Stock and the Notes purchased under the Securities Purchase Agreement per month until the registration statement is filed or declared effective (as applicable); provided that the total amount of payments shall not exceed, when aggregated with all such payments paid to all Investors, 5% of the aggregate purchase price of the Series B Preferred Stock and the Notes purchased pursuant to the Securities Purchase Agreement.

Each of the Lead Investor and Flatbush may make a demand for registration under the Securities Act of one underwritten offering of all or part of the Registrable Securities; provided that the Lead Investor or Flatbush, as the case may be, and the Company reasonably believe that the gross proceeds to the Investors will be at least $5 million. The Company is required to pay up to 50% of all fees and expenses incident to the performance of or compliance with a demand for an underwritten offering.

So long as the Lead Investor or Flatbush, as the case may be, beneficially owns at least ten percent (10%) of the Common Stock or a Lead Investor Director or a Flatbush Director, as the case may be, is a member of the Board, the Lead Investor and/or Flatbush will be subject to certain standstill restrictions pursuant to which it would be restricted from acquiring beneficial ownership of any securities of the Company, among other restrictions. The Company will be subject to certain restrictive covenants pursuant to which it shall not take certain actions without the prior written consent of the Lead Investor and/or Flatbush, so long as the Lead Investor or Flatbush, as the case be may be, beneficially owns at least ten percent (10%) or fifteen percent (15%) of the Common Stock, as applicable. In certain instances, however, if the other members of the Company’s Board unanimously determine to take certain specified actions, the consent of the Lead Investor and Flatbush will not be required.

If the Company issues any Common Stock, or securities convertible into, exercisable or exchangeable for Common Stock, the Investors will have certain preemptive rights to acquire securities of the Company, subject to certain exceptions.

The Company agreed to reimburse the Lead Investor up to $50,000 for the Lead Investor’s out-of-pocket costs and expenses in connection with the transaction. In addition, the Company and the Investors make certain customary representations and warranties in the Securities Purchase Agreement and the Company agreed to indemnify the Investors relating to damages resulting from (without limitation) a breach of certain of its representations and warranties.

In connection with the Securities Purchase Agreement, the Company and American Stock Transfer and Trust Company, LLC (“AST”) entered into the First Amendment to the Rights Agreement (the “Rights Amendment”), which amended that certain Stockholder Rights Agreement, dated as of December 19, 2005, by and between the Company and AST. The Rights Amendment permits each of the Lead Investor and Flatbush (i) to purchase the Series B Preferred Stock and the Notes under the Securities Purchase Agreement and convert the Series B Preferred Stock into Common Stock in accordance with its terms and (ii) to agree to vote for the Lead Investor Directors and the Flatbush Directors.

The Company has entered into a fifth amendment (the “Fifth Amendment”) to its existing Credit Agreement with Salus, which amends the credit agreement to permit the private placement. The Fifth Amendment provides that if the Company is required to pay liquidated damages before Stockholder Approval is obtained for the private placement because it has not filed with the SEC a registration statement within 45 days of the closing of the private placement, and the liquidated damages are not waived or deferred by holders of the Notes until after Stockholder Approval, then an event of default will have occurred under the Company’s Credit Agreement with Salus. Additionally, the Fifth Amendment provides that the Company may make dividend payments to the holders of the Series B Preferred Stock so long as the Availability (as defined in the Credit Agreement) is equal to or greater than $5,000,000 immediately prior to such payment and $3,500,000 immediately after giving effect to such payment.

The foregoing description of the terms of the Series B Preferred Stock, the Notes, the Securities Purchase Agreement, the Rights Amendment, the Fifth Amendment and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Securities Purchase Agreement and the exhibits, annexes and schedules thereto, the Certificate of Designation, the form of Note, the Rights Amendment and the Fifth Amendment, which are attached hereto as Exhibits 10.1, 4.1, 4.2, 4.3, and 10.2 respectively, and are incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

On February 18, 2014, the Company announced its preliminary results for the fourth quarter of fiscal year 2013. A copy of the press release is furnished as Exhibit 99.2 to this report and is incorporated into this Item 2.02 by reference.

The information in this Item 2.02 of this Current Report on Form 8-K and exhibit 99.2 hereto is being furnished to the SEC, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities thereof, nor shall it be deemed to be incorporated by reference into any filing under the Exchange Act or under the Securities Act except to the extent specifically provided in any such filing.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to (i) the description of the private placement of the Series B Preferred Stock and the Notes pursuant to the Securities Purchase Agreement and (ii) the Fifth Amendment is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the description of the private placement of the Series B Preferred Stock and the Notes pursuant to the Securities Purchase Agreement is incorporated by reference into this Item 3.02.

The purchasers in the private placement are accredited investors and the Series B Preferred Stock and the Notes being sold pursuant to the Securities Purchase Agreement will be issued in a private placement without registration in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D under the Securities Act relating to sales by an issuer not involving any public offering.

Item 3.03.	Material Modification to Rights of Security Holders

The information set forth in Items 1.01 and 5.03 of this Current Report on Form 8-K with respect to the description of the private placement of the Series B Preferred Stock and the Notes pursuant to the Securities Purchase Agreement, the Certificate of Designation and the Rights Amendment is incorporated by reference into this Item 3.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the appointment of the Lead Investor Directors and the Flatbush Directors pursuant to the Securities Purchase Agreement is incorporated by reference into this Item 5.02.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the private placement and sale of Series B Preferred Stock and Notes, the Company intends to file the Certificate of Designation with the Secretary of State of the State of Delaware. The Certificate of Designation will become effective on the closing date of the private placement. The summary of the rights, powers, and preferences of the Series B Preferred Stock set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03. The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to Exhibit 4.1 hereto, which is incorporated herein by reference.

Item 8.01.	Other Events

On February 18, 2014, the Company issued a press release announcing that it had entered into the Securities Purchase Agreement described in Item 1.01 of this Current Report on Form 8-K. The Company’s press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

4.1	Form of Certificate of Designation of Series B Convertible Preferred Stock

4.2	Form of Secured Convertible Note

4.3	First Amendment to Rights Agreement, dated as of February 18, 2014, by and between the Company and American Stock Transfer & Trust Company LLC

10.1	Securities Purchase Agreement, dated as of February 18, 2014, by and among the Company and each investor identified on the signature pages thereto

10.2	Fifth Amendment to Credit Agreement, dated as of February 18, 2014, among the Company, each of the wholly-owned subsidiaries of the Company identified in Schedules 1.01 and 1.02 to the Credit Agreement, each lender party thereto, and Salus Capital Partners, LLC, as Administrative Agent and Collateral Agent

99.1	Press Release dated February 18, 2014

99.2	Press Release dated February 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2014	dELiA*s, INC.

	By:	/s/ David J. Dick
	Name:	David J. Dick
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

4.1	Form of Certificate of Designation of Series B Convertible Preferred Stock

4.2	Form of Secured Convertible Note

4.3	First Amendment to Rights Agreement, dated as of February 18, 2014, by and between the Company and American Stock Transfer & Trust Company LLC

10.1	Securities Purchase Agreement, dated as of February 18, 2014, by and among the Company and each investor identified on the signature pages thereto

10.2	Fifth Amendment to Credit Agreement, dated as of February 18, 2014, among the Company, each of the wholly-owned subsidiaries of the Company identified in Schedules 1.01 and 1.02 to the Credit Agreement, each lender party thereto, and Salus Capital Partners, LLC, as Administrative Agent and Collateral Agent

99.1	Press Release dated February 18, 2014

99.2	Press Release dated February 18, 2014